UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material under Rule 14a-12

                            MARVEL ENTERPRISES, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies: ______
     2)   Aggregate number of securities to which transaction applies: ______
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______
     4)   Proposed maximum aggregate value of transaction: ______
     5)   Total fee paid: ______

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid: ______
     2) Form, Schedule or Registration Statement No.: ______
     3) Filing Party: ______
     4) Date Filed: ______

                            MARVEL ENTERPRISES, INC.
                               10 East 40th Street
                            New York, New York 10016


                                                                   April 8, 2003
Dear Stockholder:

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Marvel Enterprises, Inc., which will be held at 10:00 a.m., local time, on Thursday, May 8, 2003 at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York. The matters to be acted upon at the Annual Meeting are (i) the election of three of our directors; (ii) the ratification of the appointment of Ernst & Young LLP as our independent accountants for 2003; and (iii) such other business as may properly come before the Annual Meeting, all as described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     It is important that your shares be represented at the Annual Meeting and voted in accordance with your wishes. Whether or not you plan to attend the Annual Meeting, we urge you to complete, date, sign and return your proxy card in the enclosed prepaid envelope as promptly as possible so that your shares will be voted at the Annual Meeting. This will not limit your right to vote in person or to attend the Annual Meeting.

                                        Sincerely,
                                        /s/
                                        Allen S. Lipson
                                        President and Chief Executive Officer

                            MARVEL ENTERPRISES, INC.
                               10 East 40th Street
                            New York, New York 10016
                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Marvel Enterprises, Inc.:

     Notice is hereby given that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Marvel Enterprises, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Thursday, May 8, 2003 at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, for the following purposes:

1. To elect three directors of the Company to serve until the election and qualification of their respective successors.

2. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2003.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The accompanying proxy statement describes the matters to be considered at the Annual Meeting.

     The Board of Directors has fixed the close of business on Friday, March 28, 2003 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Annual Meeting. In addition, the list of stockholders will be open for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting at the offices of the Company at 10 East 40th Street, New York, New York 10016.

     To ensure that your vote will be counted, please complete, date, sign and return the enclosed proxy card promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the Annual Meeting.

                                        By Order of the Board of Directors,
                                        /s/
                                        Allen S. Lipson
                                        Secretary
April 8, 2003

     If you have any questions or need assistance in voting your shares, call D.F. King & Co., Inc., which is assisting the Company with the Annual Meeting proxies, toll free at 1-888-605-1958.

                            MARVEL ENTERPRISES, INC.
                               10 East 40th Street
                            New York, New York 10016
                               -------------------

                                 PROXY STATEMENT
                                     for the
                       2003 Annual Meeting of Stockholders
                            to be held on May 8, 2003
                               -------------------

     This proxy statement is being furnished by and on behalf of the board of directors (the "Board of Directors") of Marvel Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be voted at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, May 8, 2003 at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, and at any adjournments or postponements thereof. This proxy statement and the enclosed proxy card are being sent to stockholders on or about April 8, 2003.

     At the Annual Meeting, stockholders will be asked to (1) elect the following nominees as directors of the Company to serve until the election and qualification of their respective successors: Avi Arad, Lawrence Mittman and Richard L. Solar; (2) ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2003; and (3) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The principal offices of the Company are located at 10 East 40th Street, New York, New York 10016, and the Company's telephone number is (212) 576-4000.

Solicitation and Voting of Proxies; Revocation

     All duly executed proxy cards received by the Company in time for the Annual Meeting will be voted in accordance with the instructions given therein by the person executing the proxy card. In the absence of instructions, duly executed proxy cards will be voted FOR (1) the election as a director of the Company of each of the three nominees identified above and (2) the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2003. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

     The submission of a signed proxy card will not affect a stockholder's right to attend, or to vote in person at, the Annual Meeting. Stockholders who execute a proxy card may revoke the proxy at any time before it is voted by (i) filing a revocation with the Secretary of the Company, (ii) executing a proxy card bearing a later date or (iii) attending the Annual Meeting and voting in person. In accordance with applicable rules, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish either to withhold authority to vote for some or all of the nominees for director of the Company or to abstain from the vote to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2003. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by such stockholder.

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited by the Company's directors, officers and other employees by personal interview, telephone and telegram. Such persons will receive no additional compensation for such services. In addition, the Company has retained D.F. King & Co., Inc. to assist in soliciting proxies for a fee estimated at $4,000, plus reimbursements of reasonable out-of-pocket expenses. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company's capital stock held of record by such persons and will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

     In some cases, only one copy of this proxy statement (and the accompanying annual report) is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement (and the annual report) to a stockholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written request to the Secretary, Marvel Enterprises, Inc., 10 East 40th Street, New York, New York 10016 or an oral request by calling (212) 576-4000. Additionally, any stockholders who are currently sharing an address and receiving multiple copies of either the proxy statement or the annual report and who would rather receive a single copy of such materials may instruct the Company accordingly by directing their request to the Company in the manner provided above, or by contacting their broker.

Record Date; Voting Rights

     Only holders of record of shares of the Company's Common Stock (the "Common Stock") and 8% Cumulative Convertible Exchangeable Preferred Stock, par value $0.01 per share (the "8% Preferred Stock", and together with the Common Stock, the "Capital Stock"), at the close of business on March 28, 2003 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were issued and outstanding (i) 61,645,353 shares of Common Stock, each of which is entitled to one vote (61,645,353 votes in the aggregate, out of 65,037,217 total votes), and (ii) 3,264,547 shares of 8% Preferred Stock, each of which is entitled to 1.039 votes (3,391,864 votes in the aggregate, out of 65,037,217 total votes). On March 30, 2003, the Company converted all outstanding shares of 8% Preferred Stock into shares of Common Stock, but holders of 8% Preferred Stock on the Record Date nevertheless have a right to vote at the Annual Meeting in accordance with their holdings on the Record Date.

     With respect to all matters expected to be presented for a vote of stockholders, the presence, in person or by duly executed proxy card, of the holders of a majority in voting power of the outstanding shares of Capital Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum in order to transact business. The ratification of the appointment of independent accountants requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

     Abstentions will be counted as present in determining whether a quorum exists, but will have the same effect as a vote against a proposal (other than with respect to the proposal relating to the election of directors). Shares held by nominees that are present but not voted on a proposal because the nominees did not have discretionary voting power and were not instructed by the beneficial owner ("broker non-votes") will be counted as present in determining whether a quorum exists, but will be disregarded in determining whether a proposal has been approved.

                              ELECTION OF DIRECTORS

     Three directors will be elected at the Annual Meeting to serve until the election and qualification of their respective successors. Each of the nominees is currently a member of the Board of Directors. Proxy votes will not be voted for a greater number of persons than the number of nominees named.

     The Board of Directors has been informed that each of the nominees is willing to serve as a director of the Company, but if any of them should decline or be unable to act as a director, the individuals named as proxies on the enclosed proxy card will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

     Pursuant to the Company's By-Laws (the "By-Laws"), the election to the Board of Directors of each of the three nominees identified in this proxy statement will require the affirmative vote of the holders of a plurality of the shares of Capital Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In tabulating the vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. The Board of Directors unanimously recommends that stockholders vote FOR the election to the Board of Directors of Avi Arad, Lawrence Mittman and Richard
L. Solar.

Nominees for Election as Directors

     On January 31, 2002, the Company's stockholders adopted a proposal to amend the Company's Certificate of Incorporation to provide for a classified Board of Directors having three classes of directors with staggered three-year terms. Sid Ganis and James F. Halpin were elected as Class I directors to serve, initially, a one-year term, and were re-elected to a full three-year term at the 2002 annual meeting of stockholders. Avi Arad, Lawrence Mittman and a third director (who was replaced, upon his resignation in 2002, by Richard L. Solar) were elected as Class II directors to serve, initially, a two-year term, so that Messrs. Arad, Mittman and Solar are eligible for re-election to a full three-year term at this Annual Meeting. Morton E. Handel, F. Peter Cuneo and Isaac Perlmutter were elected as Class III directors to serve a full three-year term, and will be eligible for re-election to a new three-year term at the annual meeting of stockholders to be held in 2004.

     Set forth below is each nominee's name, age as of March 31, 2003, principal occupation for the last five years, selected biographical information and period of service as a director of the Company. "MEG" refers to Marvel Entertainment Group Inc., which the Company acquired by means of a merger on October 1, 1998. "Toy Biz, Inc." refers to the Company before its acquisition of MEG.

     Avi Arad (Class II), 54, has been Chief Creative Officer of the Company and President and Chief Executive Officer of the Company's Marvel Studios Division (which is responsible for motion picture and television licensing and development) since October 1998. Mr. Arad has been a director of the Company since April 1993. Mr. Arad is a producer or executive producer of each movie and television project utilizing the Company's characters. Mr. Arad was President and Chief Executive Officer of New World Animation, a media production company under common control with MEG, from April 1993 until February 1997 and held the same position at the Marvel Studios division of MEG from February 1997 until November 1997. Mr. Arad has been a toy inventor and designer for more than 20 years. Mr. Arad is also the owner of Avi Arad & Associates ("Arad Associates"), a firm engaged in the design and development of toys and the production and distribution of television programs.

     Lawrence Mittman (Class II), 52, has been a director of the Company since October 1998. Mr. Mittman is a partner in the law firm of Paul, Hastings, Janofsky & Walker LLP. For more than five years prior to June 2000, Mr. Mittman was a partner in the law firm of Battle Fowler LLP which combined with Paul, Hastings, Janofsky & Walker in June 2000. Richard
L. Solar (Class II), 63, has been a director of the Company since December 2002. Since February 2003, Mr. Solar has been a management consultant and investor. From June 2002 to February 2003, Mr. Solar acted as a consultant for Gerber Childrenswear, Inc., a marketer of popular licensed brand apparel including Gerber, Baby Looney Tunes, Wilson, Converse and Coca-Cola. From 1996 to June 2002 (when Gerber Childrenswear was acquired by the Kellwood Company), Mr. Solar was Senior Vice President, Director and Chief Financial Officer of Gerber Childrenswear.

Directors Whose Terms Are Continuing

     For each member of the Board of Directors whose term of office as a director continues after the Annual Meeting, set forth below is the director's name, age as of March 31, 2003, principal occupation for the last five years, selected biographical information and period of service as a director of the Company.

     Morton E. Handel (Class III), 67, has been the non-executive Chairman of the Board of Directors of the Company since October 1998 and was first appointed as a director of Toy Biz, Inc. in June 1997. Mr. Handel has been President of S&H Consulting Ltd., a financial consulting group, since 1990. Mr. Handel held the position of Director and President of Ranger Industries, Inc. from July 1997 until February 2001. Mr. Handel is a director of Linens `N Things, Inc.

     Isaac Perlmutter (Class III), 60, has been employed by the Company as Vice Chairman of the Board of Directors since November 2001, has been a director of the Company since April 1993 and served as Chairman of the Board of Directors until March 1995. Mr. Perlmutter purchased Toy Biz, Inc.'s predecessor company from Charan Industries, Inc. in January 1990. Mr. Perlmutter has been actively involved in the management of the affairs of the Company since prior to his employment as Vice Chairman and has been an independent financial investor for more than the past five years. As an independent investor, Mr. Perlmutter currently has, or has had within the past five years, controlling ownership interests in Ranger Industries, Inc. and Tangible Media, Inc., a media buying and advertising agency.

     F. Peter Cuneo (Class III), 59, was the Company's President and Chief Executive Officer from July 1999 through December 2002. Mr. Cuneo has been a director of the Company since July 1999. Since January 1, 2003, Mr. Cuneo has served as the part-time Special Advisor to the Chief Executive Officer of the Company. From September 1998 until July 1999, Mr. Cuneo served as Managing Director of Cortec Group Inc., a private equity fund. From February 1997 until September 1998, Mr. Cuneo was Chairman of Cuneo & Co., L.L.C., a private investment firm. Mr. Cuneo is also a director of Water Pik Technologies, Inc.

     Sid Ganis (Class I), 63, has been a director of the Company since October 1999. Mr. Ganis has been President of Out of the Blue...Entertainment, a company that he founded, since September 1996. Out of the Blue...Entertainment is a provider of motion pictures, television and musical entertainment for Sony Pictures Entertainment and others. From January 1991 until September 1996, Mr. Ganis held various executive positions with Sony Pictures Entertainment, including Vice Chairman of Columbia Pictures and President of Worldwide Marketing for Columbia/TriStar Motion Picture Companies.

     James F. Halpin (Class I), 52, has been a director of the Company since March 1995. Mr. Halpin retired in March 2000 as President and Chief Executive Officer and a director of CompUSA Inc., a retailer of computer hardware, software, accessories and related products, which he had been with since May 1993.

Meetings of the Board, of its Audit Committee and of its Compensation and Nominating Committee

     The Board of Directors held five meetings during 2002. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which he served.

     The Board of Directors' committees are an Audit Committee (the "Audit Committee") and a Compensation and Nominating Committee (the "Compensation and Nominating Committee").

Audit Committee

     The Audit Committee is comprised of Messrs. Handel (chairman), Ganis and Solar. The Audit Committee met five times in 2002. The Audit Committee's function is:

     o to appoint, compensate and oversee the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries and, where appropriate, to replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement);

     o    to directly  supervise  the  relationship  between the Company and its independent auditors, including approving all audit and significant non-audit services provided by the Company's independent auditors and meeting with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and, at the conclusion of such audit, to review such audit, including any comments or recommendations of the independent auditors;

     o to require that the independent auditors submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company;

     o to actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and to take appropriate action in response to such relationships and services to ensure the independence of the independent auditors;

     o to review with the independent auditors, the internal auditors (if any) and financial management, the adequacy and effectiveness of the disclosure controls and the internal controls of the Company, and elicit any recommendations for the improvement of such disclosure controls and internal controls or particular areas where new or more detailed controls or procedures are desirable;

     o to periodically review the viability of and/or need for an internal audit function at the Company;

     o to review annually with financial management and the Company's independent auditors, the Company's accounting policies in light of the Company's current operations and current generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission ("SEC");

     o to review the financial statements to be contained in the annual report on Form 10-K and annual shareholders' report with management and the independent auditors to determine that the independent auditors are satisfied with the content and disclosure of the financial statements;

     o to provide sufficient opportunity for independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit;

     o to review accounting and financial human resources and succession planning within the Corporation;

     o to provide a report of the matters discussed at each Audit Committee meeting to the Board of Directors; and

     o to investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate.


-------------------------------------------------------------------------------
Audit Committee Report

     The Board of Directors has approved and adopted a written charter for the Audit Committee which was included as an Appendix to the Company's proxy statement filed with the SEC on January 3, 2002. The Board of Directors has determined that each member of the Audit Committee is "independent" as defined in Section 303.01(B)(2)(a) and Section 303.01(B)(3) of the New York Stock Exchange's Listed Company Manual. The Board of Directors has also determined that each of Morton E. Handel and Richard L. Solar is an "audit committee financial expert" as that term is used in Item 401(h) of Regulation S-K.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with the Company's management. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

     The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

                       Audit Committee

                       Morton E. Handel      Sid Ganis      Richard L. Solar
-------------------------------------------------------------------------------

Compensation and Nominating Committee

     The Compensation and Nominating Committee is comprised of Messrs. Halpin (chairman), Handel and Ganis. The Compensation and Nominating Committee met three times in 2002. The Compensation and Nominating Committee's function is (i) to review and recommend to the Board of Directors the compensation and benefit arrangements for the officers of the Company, (ii) to administer the stock option plans and executive compensation programs of the Company, including bonus and incentive plans applicable to officers and key employees of the Company, and
(iii) to recommend to the Board of Directors nominees for election as directors. Stockholders may also make nominations for election as directors, provided that the nominations are made in accordance with the provisions of the By-laws. See "Stockholder Proposals," on page 21 below.

Compensation of Directors

     Non-employee directors currently receive an annual retainer of $25,000 and an annual grant of options to purchase 20,000 shares of Common Stock (at fair market value on the date of the grant) that immediately vest. The chairmen of the Compensation and Nominating Committee and the Audit Committee each receive an additional annual retainer of $5,000, and the non-executive Chairman of the Board receives an additional annual payment of $215,000 and a one-time grant of options to purchase 30,000 shares of Common Stock on the same terms as those applicable to the options made available to the other non-employee members of the Board of Directors.

     In addition, (i) in January 2002, Mr. Handel received options (immediately vested) to purchase 5,000 shares of Common Stock and (ii) in December 2002, Messrs. Halpin and Handel each received options (immediately vested) to purchase 10,000 shares of Common Stock in recognition of their service as directors, including serving on a special committee, in connection with the Company's exchange offer in which the Company offered to exchange any or all of its outstanding shares of 8% Preferred Stock for newly issued shares of Common Stock at an exchange rate of 1.39 common shares per preferred share.

     Members of the Board of Directors who are officers or employees of the Company or any of its subsidiaries do not receive compensation for serving in their capacity as directors.

Compensation Committee Interlocks and Insider Participation

     During 2002, the members of the Company's Compensation and Nominating Committee were Messrs. Handel, Halpin and Ganis. None of those individuals was an officer or employee of the Company, or of any of its subsidiaries, during 2002 or formerly.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Audit Committee has appointed Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2003, and has directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the consolidated financial statements of the Company since 1991. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2003 will require the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and, in each case, entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

     Stockholder ratification of the appointment of Ernst & Young LLP as the Company's independent accountants is not required by the Certificate of Incorporation or By-Laws or otherwise. The Audit Committee is submitting the appointment of Ernst & Young LLP to stockholders for ratification as a matter of what it considers to be good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the interests of the Company and its stockholders. The Audit Committee and the Board of Directors each unanimously recommend that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for 2003.

     During 2001 and 2002, Ernst & Young LLP provided various audit and other services to the Company as described below.

Audit Fees

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements and the review of financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal years ending December 31, 2001 and 2002 were $336,000 and $355,000, respectively.

Audit-Related Fees

     The aggregate fees billed by Ernst & Young LLP for assurance and related services that were reasonably related to the performance of the audit or review of the registrant's financial statements and are not reported in "Audit Fees," above, for the fiscal years ending December 31, 2001 and 2002, were $51,200 and $90,000, respectively. These audit-related services were in connection with the following: the warrants issued to Mr. Perlmutter in January 2002 in connection with the Company's establishment of a credit facility (see "Certain Relationships and Related Transactions -- Guaranty, Warrant Agreement, Registration Rights Agreement, Notes Purchase Agreement," on page 19 below); the Sarbanes-Oxley Act of 2002; the review of certain significant proposed license agreements; and the 2002 exchange offer in which the Company offered to exchange any or all of its outstanding shares of 8% Preferred Stock for newly issued shares of Common Stock at an exchange rate of 1.39 common shares per preferred share.

Tax Fees

     The aggregate fees billed by Ernst & Young LLP for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2001 and 2002 were $100,000 and $105,000, respectively. These tax fees were for tax-return review and for miscellaneous consulting.

All Other Fees

     For all other products and services performed for the Company for the fiscal years ending December 31, 2001 and 2002, Ernst & Young LLP billed an aggregate of $24,100 and $15,900, respectively. These other services were in connection with the Company's establishment of a credit facility in 2001 and with registration statements under the Securities Act of 1933 which the Company filed with the SEC in connection with (i) the issuance of warrants to HSBC Securities (USA), Inc. in connection with the aforementioned credit facility;
(ii)  the  issuance  of  warrants  to Mr.  Perlmutter  in  connection  with  the aforementioned credit facility (see "Certain Relationships and Related Transactions -- Guaranty, Warrant Agreement, Registration Rights Agreement, Notes Purchase Agreement," on page 19 below); and (iii) an increase in the number of shares covered by the Company's stock incentive plan.

     The Audit Committee has considered whether the services described above are compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected Ernst & Young LLP's independence.


                               EXECUTIVE OFFICERS

     The following sets forth the positions held with the Company, age as of March 31, 2003, and selected biographical information for the executive officers of the Company other than Messrs. Arad and Perlmutter, whose information is set forth under "Election of Directors," above.

     Allen S. Lipson (60) has been the Company's President, Chief Executive Officer and General Counsel since January 1, 2003. From November 1999 to December 2002, Mr. Lipson was Executive Vice President, Business and Legal Affairs and Secretary of the Company. From May 1996 until November 1999, Mr. Lipson was Vice President, Administration, General Counsel and Secretary of Remington Products Company L.L.C.

     Alan Fine (52) served as a director of the Company from June 1997 until October 1998. Mr. Fine has been President and Chief Executive Officer of the Company's Toy Biz division since August 2001 and served in that capacity from October 1998 to April 2001. From April 2001 until August 2001, Mr. Fine was an independent consultant. Previously, he served as Chief Operating Officer of the Company, a position to which he was appointed in September 1996. From June 1996 until September 1996, Mr. Fine was President and Chief Operating Officer of Toy Biz International Ltd.

     William Jemas, Jr. (45) has been President of Publishing, Consumer Products and New Media since February 2000 and Chief Operating Officer of the Company since August 2001. Mr. Jemas was Executive Vice President, Madison Square Garden Sports from December 1998 until February 2000. From July 1996 until December 1998, Mr. Jemas was founder and President of Blackbox, L.L.C. and worked and consulted for several media companies, including Lancit Media, G-Vox Interactive and Hearst Entertainment.

     Richard E. Ungar (52) has served as President of Marvel Characters Group since October 1999. From May 1999 until October 1999, Mr. Ungar was a consultant for the Company, and from October 1998 until May 1999, Mr. Ungar was Chairman of BKM, Inc., a children's television network. From January 1997 until October 1998, Mr. Ungar was an independent consultant and producer.

     Kenneth P. West (44) has been Executive Vice President and Chief Financial Officer of the Company since June 2002. He served as the Chief Operating Officer and Chief Financial Officer of McIntyre Associates, Inc., a personnel staffing company, from October 2000 to May 2002. From January 1996 until September 2000, Mr. West was the Chief Financial Officer of Colin Service Systems, Inc., a facility maintenance service company.

                             EXECUTIVE COMPENSATION

     The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to the chief executive officer of the Company during 2002 (the "CEO") and the Company's four most highly compensated executive officers, other than the CEO, who were serving as executive officers of the Company on December 31, 2002 (together with the CEO, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries during such periods.


                           Summary Compensation Table

                                                                                                        Long-Term
                                                                     Annual Compensation               Compensation
                                                            ------------------------------------      -------------
                                                                                    Other Annual        Securities
                                                                           Bonus    Compensation        Underlying
Name and Principal Position                          Year   Salary ($)    ($)(1)       ($)(2)           Options (#)
---------------------------                          ----   ----------  ---------   -------------       ------------
F. Peter Cuneo                                       2002   $ 772,115   $ 500,000              --              --
      President and Chief Executive Officer (3)      2001     750,000          --       $ 171,504 (4)     350,000
                                                     2000     694,615          --          78,678 (4)          --

Alan Fine                                            2002     450,000     669,926          63,195 (5)          --
      President and Chief Executive Officer of the   2001     500,192          --          57,215 (5)      15,000
      Company's Toy Biz Division                     2000     525,000          --              --              --

William Jemas, Jr. (6)                               2002     400,000     550,000              --         100,000
      Chief Operating Officer of the Company and     2001     325,000          --              --         145,000
      President of Publishing, Consumer Products     2000     267,307     237,500              --         175,000
      and New Media

Allen S. Lipson                                      2002     408,846     250,000          51,600 (8)     140,000
      Executive Vice President, Business and         2001     321,923          --         116,069 (8)     170,000
      Legal Affairs (7)                              2000     325,000          --          56,040 (8)      25,000

Richard E. Ungar (9)                                 2002     451,923     212,500              --              --
      President of Marvel Characters Group           2001     418,269          --              --          50,000
                                                     2000     404,808          --              --              --

(1) Bonus amounts shown for each year are those accrued for that year, even if paid after the end of the year.
(2) Includes the value of perquisites and other personal benefits, securities or property unless the aggregate amount of such compensation is less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.
(3) Effective December 31, 2002, Mr. Cuneo resigned his position as the Company's President and Chief Executive Officer. Since January 1, 2003, Mr. Cuneo has been employed by the Company as Special Advisor to the Chief Executive Officer.
(4) Amounts shown for 2001 include $152,000 for an apartment and taxes associated therewith provided by the Company, $18,000 car allowance and $1,184 in Company matching contributions to the Company's 401(k) Plan. Amounts shown for 2000 include $50,700 for an apartment provided by the Company, $18,000 in car allowance and $9,978 in Company matching contributions to the Company's 401(k) Plan.
(5) Amounts shown for 2002 include $51,195 for an apartment and furniture provided by the Company and $12,000 in car allowance. Amounts shown for 2001 include $47,060 for an apartment and taxes associated therewith provided by the Company, $8,500 in car allowance and $1,655 in Company matching contributions to the Company's 401(k) Plan.
(6)  Mr. Jemas' employment with the Company began in February 2000.
(7) Mr. Lipson became President and Chief Executive Officer of the Company on January 1, 2003.
(8) Amounts shown for 2002 include $37,200 for an apartment provided by the Company and $14,400 in car allowance. Amounts shown for 2001 include $100,417 for an apartment and taxes associated therewith provided by the Company, $14,400 in car allowance and $1,252 in Company matching contributions to the Company's 401(k) Plan. Amounts shown for 2000 include $35,400 for an apartment provided by the Company, $14,400 in car allowance and $6,240 in Company matching contributions to the Company's 401(k) Plan.
(9) Amounts shown include payments to a personal service company owned by Mr. Ungar.

Option Grants Table

     The following table shows the Company's grants of stock options to the Named Executive Officers in 2002. Each stock option grant was made under the Company's Stock Incentive Plan. No SARs (stock appreciation rights) were granted by the Company in 2002.


                                               Number of
                                               Shares of
                                                 Common      Percent of                                       Potential Realizable
                                                 Stock          Total                                       Value at Assumed Annual
                                               Underlying      Options                                       Rates of Stock Price
                                                 Options      Granted to   Exercise                         Appreciation for Option
                                               Granted in     Employees    Price per     Expiration                   Terms
    Name                                          2002         in 2002      share           Date              5%              10%
------------------                             -----------    ---------    ---------     ----------        ---------       --------
William Jemas, Jr. (1)                          100,000           5.9%          5.75      5/16/12          $361,675         $916,550
Allen S. Lipson (1)                              90,000           5.3%          5.75      5/16/12           325,508          824,895
Allen S. Lipson (2)                              50,000           2.9%          8.30      12/10/12          261,035          661,510


------------------

(1) Options become exercisable in three installments: one-third on May 16, 2003, one-third on May 16, 2004 and one-third on May 16, 2005.
(2) Options become exercisable in three installments: one-third on December 10, 2003, one-third on December 10, 2004 and one-third on December 10, 2005.


Aggregated Option Exercises and Year-End 2002 Option Value Table

     The following table shows the number and value of exercisable and unexercisable stock options held by the Named Executive Officers at December 31, 2002. No Named Executive Officers exercised stock options during 2002.


                                                               Number of Shares of               Value of
                                Shares                       Common Stock Underlying            Unexercised
                             Acquired on    Value Realized    Unexercised Options at      In-the-Money Options at
           Name              Exercise (#)        ($)             Year-End (#) (1)              Year-End ($)
--------------------------  --------------- ---------------- --------------------------  --------------------------
                                                             Exercisable  Unexercisable  Exercisable  Unexercisable
                                                             -----------  -------------  -----------  -------------
F. Peter Cuneo............       --               --          1,000,000     100,000       $2,840,500      $648,000
Alan Fine.................       --               --            509,000       6,000        1,435,820        38,880
William Jemas, Jr.........       --               --            231,667     188,333          982,718       663,107
Allen S. Lipson...........       --               --            296,667     188,333        1,234,126       597,274
Richard E. Ungar..........      60,000         $ 231,138        170,000      20,000          760,350       129,600

------------------


(1) Represents shares of Common Stock underlying stock options. None of the Named Executive Officers holds SARs.

Employment Agreements

     The Company has entered into employment agreements with each of the Named Executive Officers. Those agreements are described below.

     Employment Agreement with Mr. Cuneo. Pursuant to his amended and restated employment agreement, Mr. Cuneo (the Company's president and chief executive officer during 2002) has resigned as an officer of the Company as of January 1, 2003 and has agreed to render his part-time services to the Company, beginning on January 1, 2003, as Special Advisor to the Chief Executive Officer for a term of employment expiring on December 31, 2004. Under his amended and restated employment agreement, Mr. Cuneo receives a salary of $800,000 per year.

     Employment Agreement with Mr. Lipson. Pursuant to his amended employment agreement, Mr. Lipson (the Company's executive vice president, business and legal affairs during 2002) has agreed, effective January 1, 2003, to render his exclusive and full-time services to the Company as the Company's President and Chief Executive Officer for a term of employment expiring on January 1, 2005. Under his amended employment agreement, Mr. Lipson receives a base salary of $500,000. Mr. Lipson is eligible to earn an annual bonus equal to 50% of his base salary, subject to the attainment of certain performance goals. Mr. Lipson also receives a $1,200 monthly automobile allowance and is entitled to participate in employee benefit plans generally available to the Company's employees. The Company reimburses Mr. Lipson for the rent of a suitable apartment in Manhattan, monthly parking garage fees and other related utility charges. Mr. Lipson's agreement provides that, in the event that he retires after December 31, 2003 and before the completion of his term of employment, he shall render his part-time services to the Company, for a two-year term, as special advisor to the Company's chief executive officer. In such event, the agreement provides that Mr. Lipson would receive a salary of $200,000 per year.

     Employment Agreement with Mr. Fine. Pursuant to his employment agreement, Mr. Fine has agreed to render his exclusive and full-time services to the Company for a term of employment expiring on August 12, 2003. Under his employment agreement, Mr. Fine receives a base salary of $500,000. Mr. Fine is eligible to earn an annual bonus equal to 50% of his base salary, subject to the attainment of certain performance goals. Mr. Fine also receives a $1,000 monthly automobile allowance and is entitled to participate in employee benefit plans generally available to the Company's employees. The Company reimburses Mr. Fine for the rent of a suitable apartment in Manhattan, monthly parking garage fees and other related utility charges up to a maximum of $4,000 per month, until the earlier of the expiration of his employment or the relocation of his primary residence to the New York City metropolitan area. Prior to April 2001, Mr. Fine served as the Company's Chief Operating Officer, a position to which he was appointed in September 1996. From April 2001 until August 2001, Mr. Fine was an independent consultant, during which time the Company paid Mr. Fine what had been his monthly salary. The employment agreement provides for the continued vesting of all options previously granted to Mr. Fine as if no break in employment service had occurred.

     Employment Agreement with Mr. Jemas. Pursuant to his employment agreement, Mr. Jemas agreed to render his exclusive and full-time services to the Company for a term of employment expiring on February 15, 2002, which was automatically renewed on a year to year basis in accordance with the terms of the agreement. Under his employment agreement, Mr. Jemas receives a base salary, subject to discretionary increases, of $275,000. Mr. Jemas is eligible to earn an annual bonus equal to 50% of his base salary, subject to the attainment of certain performance goals. The employment agreement provided for a sign-on bonus of $100,000 that was paid in two installments of $50,000 each, and a bonus for 2000 equal to at least 50% of his base salary for the year. Mr. Jemas also receives a $1,100 monthly automobile allowance and is entitled to participate in employee benefit plans generally available to the

Company's employees. The employment agreement further provides for participation in the Company's stock option plan as determined by the Board of Directors.

     Employment Agreement with Mr. Ungar. Pursuant to an amendment to his employment agreement dated April 9, 2002, Mr. Ungar has agreed to render his exclusive and full-time services to the Company for a term of employment expiring on October 25, 2003. Under his employment agreement, Mr. Ungar receives a base salary, subject to discretionary increases, of $250,000. The employment agreement provides for an annual bonus based on the attainment of certain performance goals. Mr. Ungar also receives a $1,300 monthly automobile allowance and is entitled to participate in employee benefit plans generally available to the Company's employees. Pursuant to his employment agreement, Mr. Ungar has been granted options to purchase 200,000 shares of Common Stock. The options will vest over a three-year period. In addition, the Company and Brentwood Television Funnies, Inc. ("Brentwood"), of which Mr. Ungar is the sole shareholder, are parties to a Loan Out Agreement under which Brentwood agrees to provide the services of Mr. Ungar as Executive Producer on all television programs involving Marvel characters for a term expiring on October 25, 2003. Under the agreement, Brentwood receives a producer fee of $175,000 per year, subject to discretionary increases.

     Termination Provisions. The employment agreements of Messrs. Lipson, Fine, Jemas and Ungar, and the Loan Out Agreement with Brentwood, provide that, in the event of termination, the employee is entitled to certain payments and benefits depending on the circumstances of the termination. Upon a change in control of the Company, the employee is entitled to a severance payment equal to two times the sum of his then-current base salary and the average of the two most recent annual bonuses paid, and all of the employee's unvested stock options vest immediately. In the case of Mr. Cuneo's employment arrangement, Mr. Cuneo would be entitled, in the event of termination or a change in control, to receive payments of his salary until December 31, 2004. If any payments to the employee under his employment agreement ("Parachute Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the employee will be entitled to receive an additional payment from the Company (a "Gross-Up Payment") in an amount such that the employee retains, after the payment of all taxes, an amount of the Gross-Up Payment equal to the excise tax imposed on the Parachute Payments.

     Confidential Information and Related Provisions. Each of the employment agreements with Messrs. Cuneo, Lipson, Fine, Jemas and Ungar prohibits disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment and otherwise provides that all inventions made by the employees during their employment belong to the Company. In addition, those employees (with the exception of Mr. Fine) agree during their employment, and (except in the case of Mr. Cuneo) for one year thereafter, not to engage in any competitive business activity.

--------------------------------------------------------------------------------
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Nominating Committee met three times in 2002 and made all compensation decisions for the Company's executive officers. The Company's executive compensation during 2002 was comprised of three elements: annual base salary, annual bonus compensation and long-term incentive compensation. The compensation paid to the Company's executive officers was designed to be competitive with the compensation paid to executive officers of similarly situated public companies. In making executive compensation decisions, the Compensation and Nominating Committee in general considered the level of responsibility, knowledge and experience required and undertook to structure compensation packages so as to attract, motivate and retain executives of the highest caliber who will
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
contribute to the long-term performance and success of the Company. The Compensation and Nominating Committee believes that the salaries paid to the Named Executive Officers in 2002 were commensurate with prevailing salaries for similar positions in the entertainment and licensing industries and served the Company's goal of retaining its experienced executive officers.

     The  Compensation  and  Nominating  Committee  has  established  an  annual incentive program ("AIP") pursuant to which cash bonuses for all of the Company's employees, including executive officers, are awarded based on achievement of certain quantitative and qualitative criteria, some of which relate to the Company's performance and others of which relate to the performance of the individual employee. The Company's performance criteria are selected by the Compensation and Nominating Committee. Awards to executive officers are based on achievement of Company and individual performance criteria.

     The Company's performance criterion selected by the Compensation and Nominating Committee under the AIP for 2002 was earnings before income taxes, depreciation and amortization ("EBITDA"). For this criterion, the Compensation and Nominating Committee approved the establishment of "minimum" and "target" award levels. The Compensation and Nominating Committee approved the making of awards under the AIP for 2002 performance on the basis of the Company's EBITDA having been in excess of the "target" award level.

     With respect to the compensation of Mr. Cuneo, the Company's President and Chief Executive Officer during 2002, his 2002 base salary was set at $772,115, which represented an increase of $22,115 from his 2001 base salary of $750,000, and he received a cash bonus with respect to 2002 in the amount of $500,000 pursuant to his amended employment agreement. Mr. Cuneo resigned his position as the Company's President and Chief Executive Officer effective January 1, 2003, and is now employed by the Company as the Special Advisor to the Chief Executive Officer.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations thereunder, no federal income tax deduction by a publicly held company is allowed for certain types of compensation paid to certain highly compensated employees to the extent that the amount of such compensation for a taxable year for any such individual exceeds $1 million. Section 162(m) excludes "performance based" compensation from its deductibility limits. The compensation realized upon the exercise of stock options is considered "performance based" if, among other requirements, the plan pursuant to which the options are granted has been approved by the Company's stockholders and has a limit on the total number of shares that may be covered by options issuable to any plan participant in any twelve-month period. Stock options currently held by the Company's employees, including executive officers, were granted under the Company's stock incentive plan, which complies with such requirements.

     The limitations of Section 162(m) did not affect the deductibility of compensation paid by the Company to any of its employees during 2002. The Compensation and Nominating Committee believes that while tax deductibility is an important factor, it is not the sole factor to be considered in setting executive compensation policy. This is especially true while the Company has significant net operating losses available to be applied against its taxable income. Nevertheless, the Compensation and Nominating Committee intends to continue to evaluate the Company's compensation programs in light of the Section 162(m) requirements.

                      Compensation and Nominating Committee

                      James F. Halpin         Morton E. Handel        Sid Ganis
--------------------------------------------------------------------------------

                                PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return on shares of Common Stock with that of (i) the Standard & Poor's Midcap 400 Index (the "S&P Midcap 400 Index"), (ii) a composite peer group index comprised of publicly traded companies, weighted by equity capitalization, selected by the Company for inclusion in the Company's proxy statement for its 2002 annual meeting of stockholders (the "Old Peer Group Index") and (iii) a composite peer group index comprised of publicly traded companies, weighted by equity capitalization, newly selected by the Company to more accurately reflect the Company's character today (the "New Peer Group Index"). As discussed in the Company's annual report on Form 10-K for the year ended December 31, 2002, the Company expects that, in 2003, licensing will replace toys as the Company's top revenue-producing segment. The companies in the Old Peer Group Index, which were selected in 2002 as comparable companies in the toy business, are Ohio Art Co. and Toymax International, Inc. The Companies in the New Peer Group Index, which have been selected as comparable companies in the licensing business, are The Walt Disney Company, Martha Stewart Living Omnimedia, Inc., Viacom Inc. and World Wrestling Entertainment, Inc.

     The comparison, in which each year's dollar amount is as of December 31 of that year, assumes that, on January 1, 1998, $100 was invested in shares of Common Stock, the stocks included in the S&P Midcap 400 Index, the Old Peer Group Index and the New Peer Group Index, and that all dividends were reinvested. These indexes, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.


                        COMPARE CUMULATIVE TOTAL RETURN
                         AMONG MARVEL ENTERPRISES, INC.
                   S&P MIDCAP 400 INDEX AND PEER GROUP INDEX


        225_ _________________________________________________________________
            |                                                                 |
            |                                                                 |
        200_|_________________________________________________________________|
            |                                                                 |
            |                                                                 |
        175_|_________________________________________________________________|
            |                                                                 |
D           |                                                                 |
0       150_|_____________________________________^_____________^_____________|
L           |                                                                 =
L           |                                                                 ^
A       125_|_________________________^_______________________________________|
R           |                                                                 +
S           |            ^                                                    |
        100_+^=*______________________________________________________________|
            |            *            *           *                           |
            |            +                                                    |
        75 _|_________________________________________________________________|
            |            =            =+                        *             |
            |                                                                 |
        50 _|___________________________________________________=+____________*
            |                                                                 |
            |                                                                 |
        25 _|_________________________________________________________________|
            |                                     =+                          |
            |                                                                 |
        0  _|_________________________________________________________________|

           1997         1998         1999         2000         2001        2002
_______________________________________________________________________________
+: MARVEL ENTERPRISES, INC.                            =: OLD PEER GROUP INDEX
^: S&P MIDCAP 400                                      *: NEW PEER GROUP INDEX
_______________________________________________________________________________

                                  Value of $100
                         invested over period presented:
Marvel Enterprises, Inc. Common Stock ........................           $   118.24
Old Peer Group ...............................................           $   142.92
New Peer Group ...............................................           $    57.15
S&P Midcap 400 Index .........................................           $   131.08


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock on March 31, 2003 (based on 65,103,371 shares of Common Stock outstanding on that date), by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock (based, in part, upon copies of all Schedules 13D and 13G filed with the SEC); (ii) each of the Company's directors; (iii) each of the Named Executive Officers (as defined on page 10, above); and (iv) all of the Company's executive officers and directors as a group. The only class of equity securities of the Company outstanding on March 31, 2003 was Common Stock, following the conversion on March 30, 2003 of all outstanding shares of 8% Preferred Stock into shares of Common Stock.


                                                             Shares
                                                          Beneficially  Percentage
            Beneficial Owner                                  Owned       Owned
            ----------------                              ------------  ----------
Morgan Stanley & Co. Incorporated (1) ....................    6,314,238    9.70%
     1585 Broadway
     New York, New York 10036
Avi Arad (2) .............................................    5,250,000    7.93%
F. Peter Cuneo (3) .......................................    1,120,000    1.69%
Alan Fine (4) ............................................      515,000      *
Sid Ganis (5) ............................................       85,000      *
James F. Halpin (6) ......................................      135,000      *
Morton E. Handel (7) .....................................      166,000      *
William Jemas, Jr. (8) ...................................      336,667      *
Allen S. Lipson (9) ......................................      372,667      *
Lawrence Mittman (10) ....................................      105,000      *
Isaac Perlmutter (11) ....................................   26,692,941   36.22%
Richard L. Solar (12) ....................................       24,500      *
Richard E. Ungar (13) ....................................      190,000      *
All current executive officers and directors as a group
     (13 persons) (14) ...................................   35,042,775   45.05%
----------------

*   Less than 1%.

(1) Morgan Stanley shares dispositive power over these shares with its parent, Morgan Stanley Dean Witter & Co.

(2) Figures include 1,100,000 shares of Common Stock in respect of stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable.

(3) Figures include 1,100,000 shares of Common Stock in respect of stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable.

(4)  Figures  include 515,000 shares of Common Stock in respect of stock options
     granted   pursuant  to  the  Stock  Incentive  Plan  that  are  immediately exercisable.

(5)  Figures  include  85,000 shares of Common Stock in respect of stock options
     granted   pursuant  to  the  Stock  Incentive  Plan  that  are  immediately exercisable.

(6)  Figures  include 115,000 shares of Common Stock in respect of stock options
     granted   pursuant  to  the  Stock  Incentive  Plan  that  are  immediately exercisable.

(7)  Figures  include 145,000 shares of Common Stock in respect of stock options
     granted   pursuant  to  the  Stock  Incentive  Plan  that  are  immediately exercisable.

(8) Figures include 336,667 shares of Common Stock in respect of stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable or are scheduled to become exercisable within 60 days after March 31, 2003.

(9) Figures include 366,667 shares of Common Stock in respect of stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable or are scheduled to become exercisable within 60 days after March 31, 2003.

(10) Figures  include  85,000 shares of Common Stock in respect of stock options
     granted   pursuant  to  the  Stock  Incentive  Plan  that  are  immediately exercisable.

(11) Figures include the following: (a) 30,000 shares of Common Stock in respect of stock options granted to Mr. Perlmutter pursuant to the Stock Incentive Plan; (b) 3,950,000 shares of Common Stock in respect of stock options granted pursuant to the Stock Incentive Plan and the Employment Agreement between the Company and Mr. Perlmutter dated as of November 30, 2001; and
     (c) 4,603,309 shares of Common Stock in respect of warrants granted pursuant to the Warrant Agreement between the Company and Mr. Perlmutter dated as of November 30, 2001, of which shares 3,050,000 are in respect of warrants held in the name of Object Trading Corp., a Delaware corporation. All options and warrants referred to in the preceding sentence are immediately exercisable. Figures also include shares of Common Stock directly held as follows:


                       Holder                                        Common Shares
                       ------                                        -------------
         Zib Inc.                                                      9,256,000
         The Laura and  Isaac  Perlmutter  Foundation Inc.               250,000
         Object Trading Corp.                                          6,698,453
         Tangible Media, Inc.                                            400,000
         Isaac Perlmutter Trust 01/28/1993                             1,044,471
         Isaac Perlmutter                                                460,708

     The sole stockholder of Zib Inc., a Delaware corporation, is Isaac Perlmutter Trust 01/28/1993, a Florida revocable trust (the "Perlmutter Trust"). Mr. Perlmutter is a trustee and the sole beneficiary of the Perlmutter Trust, and is also president of Zib, Inc. Mr. Perlmutter is a director and the president of the Laura and Isaac Perlmutter Foundation Inc., a Florida not-for-profit corporation. Mr. Perlmutter is the sole stockholder and president of each of (a) Object Trading Corp., a Delaware corporation and (b) Tangible Media, Inc., a Delaware corporation. Mr. Perlmutter may be deemed to possess (a) the power to vote and dispose of the shares of Common Stock directly held by Zib Inc., Object Trading Corp., Tangible Media, Inc. and the Perlmutter Trust, and (b) the power to direct the vote and disposition of the shares of Common Stock directly held by the Laura and Isaac Perlmutter Foundation Inc.

(12) Figures  include  20,000 shares of Common Stock in respect of stock options
     granted   pursuant  to  the  Stock  Incentive  Plan  that  are  immediately exercisable.

(13) Figures  include 190,000 shares of Common Stock in respect of stock options
     granted   pursuant  to  the  Stock  Incentive  Plan  that  are  immediately exercisable.

(14) Figures include 4,603,309 shares of Common Stock in respect of warrants and 8,088,334 shares of Common Stock in respect of stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable or are scheduled to become exercisable within 60 days after March 31, 2003.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Registration Rights Agreements

     The Company is a party to registration rights agreements (one dated as of October 1, 1998, and the other dated as of December 8, 1998) with Mr. Arad, Mr. Perlmutter, certain affiliates of Mr. Perlmutter, certain affiliates of an individual who was a director of the Company during 2002 but is no longer a director of the Company, and certain other parties (the "Registration Rights Agreements"). Under the terms of each of the Registration Rights Agreements, the Company agreed to file a shelf registration statement under the Securities Act of 1933, as amended, registering the resale of all shares of Common Stock and 8% Preferred Stock issued to the stockholder parties thereto pursuant to the plan of reorganization pursuant to which the Company acquired Marvel Entertainment Group, Inc. on October 1, 1998, all shares of Common Stock issuable upon conversion of those shares of 8% Preferred Stock, certain convertible debt securities that the Company was entitled to exchange for the 8% Preferred Stock and the Common Stock issuable upon conversion thereof and all shares of Common Stock otherwise owned by the stockholder parties to the respective Registration Rights Agreement as of the date thereof. The Registration Rights Agreements also give the stockholder parties thereto piggyback registration rights with respect to underwritten public offerings by the Company of its equity securities. Mr. Perlmutter also received registration rights in 2001 with respect to stock underlying certain warrants; see "Guaranty, Warrant Agreement, Registration Rights Agreement, Notes Purchase Agreement," below in this section.

     Tangible Media Advertising Services

     Tangible Media, a corporation which is wholly owned by Mr. Perlmutter, acts as the Company's media consultant in placing certain of the Company's advertising and receives certain fees and commissions based on the cost of the placement of such advertising. In conjunction with the actual placement of the advertising, Tangible Media also provides the Company with the planned research, advertising plans, competitive spending analysis and services related to the delivery of commercials and instructions to broadcast outlets at no additional cost to the Company. Tangible Media received payments of fees and commissions from the Company totaling approximately $966,000, $159,000 and $102,000 in 2000, 2001 and 2002, respectively. The Company retains the services of a non-affiliated media consulting agency on matters of advertising creativity.

     Employee, Office Space and Overhead Cost Sharing Arrangements

     The Company and Tangible Media have shared certain space at the Company's principal executive offices and related overhead expenses. Since 1994, Tangible Media and the Company have been parties to an employee, office space and overhead cost sharing agreement (the "Cost Sharing Agreement"). Under the Cost Sharing Agreement, any party thereto may through its employees provide services to another party, upon request, whereupon the party receiving services shall be obligated to reimburse the providing party for the cost of such employees' salaries and benefits accrued for the time devoted by such employees to providing services. Under the Cost Sharing Agreement, Tangible Media is obligated to reimburse the Company for rent paid under the sublease for the space, any related overhead expenses comprised of commercial rent tax, repair and maintenance costs and telephone and facsimile services, in proportion to its percentage occupancy. The Cost Sharing Agreement is coterminous with the term of the Company's sublease for its executive offices. Under this Agreement, Tangible Media paid approximately $158,000, $133,000 and $95,000 to the Company in 2000, 2001 and 2002, respectively.

     Payment Guaranty Agreement

     Mr. Perlmutter and Diamond Comic Distributors, Inc. ("Diamond") are parties to an agreement whereby Mr. Perlmutter has agreed to guaranty payment of certain amounts, up to a maximum of $2.5 million, that the Company owes Diamond Select Toys and Collectibles, LLC ("Diamond Toys") under a Distributor Agreement dated August 24, 2001 between the Company and Diamond Toys (the "Distributor Agreement") and that Marvel Characters Inc. ("Marvel Characters"), a subsidiary of the Company, owes Diamond Toys under a License Agreement dated April 24, 2001 between Marvel Characters and Diamond Toys. Mr. Perlmutter is obligated to pay these amounts owed by the Company and Marvel Characters in the event that these amounts do not offset the amounts Diamond owes the Company pursuant to an Agency Agreement dated April 24, 2001 between the Company and Diamond. Mr. Perlmutter's obligation to pay any portion of these amounts automatically terminates once the Up Front Payment Balance (as defined in the Distributor Agreement) is reduced to zero.

     Guaranty, Warrant Agreement, Registration Rights Agreement, Notes Purchase Agreement

     In connection with the Company's establishment of an $80 million senior credit facility with HSBC (the "Credit Facility") on November 30, 2001, Mr. Perlmutter agreed to guaranty the payment of the Company's obligations under the Credit Facility in an amount equal to 25% of all principal obligations relating to the Credit Facility plus an amount, not to exceed $10 million, equal to the difference between (i) the amount of cash in a reserve account required to be maintained by the Company as security for the Credit Facility, and (ii) the actual amount on deposit in such cash reserve account at the end of each fiscal quarter; provided that the aggregate amount guarantied by Mr. Perlmutter will not exceed $30 million (the "Credit Guaranty").

     In consideration of the Credit Guaranty and Mr. Perlmutter's guaranty up to a maximum of $4,365,000 of the Company's obligations under its lease for its executive offices (the "Office Guaranty"), the Company and Mr. Perlmutter entered into (i) a warrant agreement (the "Warrant Agreement"), pursuant to which the Company granted Mr. Perlmutter warrants to purchase up to a maximum of five million shares of Common Stock on or before November 30, 2006, at an initial exercise price per share equal to $3.11 (the "Warrants"), subject to stockholder approval, and (ii) a registration rights agreement, pursuant to which the Company gave Mr. Perlmutter certain registration rights with respect to the shares of Common Stock issuable to him under the Warrant Agreement. The Company also agreed to purchase a total of approximately $43 million in principal amount of the Company's Senior Notes (the "Notes") at an average price of 53% of the face amount of the Notes held by Mr. Perlmutter pursuant to a Notes Purchase Agreement dated as of November 30, 2001. Mr. Perlmutter had purchased those Notes with personal funds. In December 2001, the Company purchased the Notes from Mr. Perlmutter and in January 2002, the Company's shareholders approved the issuance of the Warrants to Mr. Perlmutter. Pursuant to the terms of the Warrant Agreement, the Warrants are currently exercisable with respect to 4,603,309 shares of Common Stock, reflecting Mr. Perlmutter's actual exposure pursuant to the Credit Guaranty and the Office Guaranty.

     Employment Agreement

     On November 30, 2001, the Company entered into an employment agreement with Mr. Perlmutter pursuant to which Mr. Perlmutter is to be employed for a six-year term as the Company's Vice Chairman of the Board of Directors. Pursuant to the terms of the employment agreement, Mr. Perlmutter received, subject to shareholder approval, options to purchase 3,950,000 shares of Common Stock at an exercise price per share equal to $3.62 pursuant to a nonqualified stock option agreement under the Company's long-term stock incentive compensation program adopted by the Board of Directors in November 1998 (the "Stock Incentive Plan"). In January 2002, the Company's shareholders approved the issuance of the options to Mr. Perlmutter. The options are immediately exercisable, but the shares of Common Stock issuable on exercise of the options are non-transferable and subject to repurchase by the Company at the exercise price paid by Mr. Perlmutter. These restrictions lapse in one-third increments on the fourth, fifth and sixth anniversaries of the grant date. As compensation for his services, Mr. Perlmutter is entitled to a salary of $1 per year, fringe benefits generally offered to the Company's executive officers, and the possibility of an annual bonus at the discretion of the Company. Loan Out Agreement

     The Company and Brentwood Television Funnies, Inc. ("Brentwood"), of which Mr. Ungar is the sole shareholder, are parties to a Loan Out Agreement under which Brentwood agrees to provide the services of Mr. Ungar as Executive Producer on all television programs involving Marvel characters for a term expiring on October 25, 2003. Under the agreement, Brentwood receives a producer fee of $175,000 per year, subject to discretionary increases.

     Lawrence Mittman

     Mr. Mittman is a partner in the law firm of Paul, Hastings, Janofsky & Walker LLP ("Paul Hastings"), which was retained by the Company during 2002. The fees paid by the Company to Paul Hastings did not exceed five percent of Paul Hastings' gross revenues for its last full fiscal year.

                             ADDITIONAL INFORMATION

     The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and the Company's Amendment thereto on Form 10-K/A, filed with the SEC on March 21, 2003, without charge, upon written request to the Secretary, Marvel Enterprises, Inc., 10 East 40th Street, New York, New York 10016. Each such request must set forth a good-faith representation that, as of the Record Date, March 28, 2003, the person making the request was a beneficial owner of shares of Common Stock or 8% Preferred Stock entitled to vote at the Annual Meeting.

     In order to ensure timely delivery of documents prior to the Annual Meeting, any request should be received by the Company promptly.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Stockholders"), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and 10% Stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file such forms, the Company believes that all of its officers, directors and 10% Stockholders complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2002, except that (i) Isaac Perlmutter and Object Trading Corp. were late in filing a joint Form 4 reporting a February 2002 transfer of warrants to purchase common stock by Mr. Perlmutter to Object Trading Corp., a 10% Stockholder wholly owned by Mr. Perlmutter and (ii) Richard E. Ungar was late in filing a Form 4 reporting the November 19, 2002 exercise of employee stock options and the related sale of the underlying common shares.

                              STOCKHOLDER PROPOSALS

     The eligibility of stockholders to submit proposals, the proper subjects of stockholder proposals and other issues governing stockholder proposals are regulated by the rules adopted under Section 14 of the Exchange Act. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy materials for the 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 10 East 40th Street, New York, New York 10016, no later than December 10, 2003.

     Under the By-Laws, and as permitted by the rules of the SEC, certain procedures are provided which a stockholder must follow to nominate people for election as directors or to introduce an item of business at the Annual Meeting of Stockholders. These procedures provide that notice for nominations or stockholder proposals must be received by the Company not later than (i) the close of business on the 60th day prior to the first anniversary of the preceding year's annual meeting, or (ii) for annual meetings not held within 30 days before or after such anniversary (as is the case with this Annual Meeting), not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which such meeting is publicly announced or disclosed. The persons designated as proxies by the Company in connection with the 2003 Annual Meeting of Stockholders will have discretionary voting authority with respect to any proposal of which the Company did not receive timely notice.

     The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     This proxy statement incorporates by reference the financial statements, supplementary financial information, management's discussion and analysis of financial condition and results of operations and quantitative and qualitative disclosures about market risk included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which includes the Company's Amendment on Form 10-K/A to its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Commission on March 21, 2003.

     Any statement contained in a document incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or in any other subsequently filed document which is also incorporated by reference in this proxy statement modifies or supersedes such statement. Any statements so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this proxy statement.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. If any matters properly come before the meeting, the persons named as proxies intend to vote the shares of Capital Stock they represent in accordance with their best judgment.

                            MARVEL ENTERPRISES, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
         MARVEL ENTERPRISES, INC. FOR AN ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 2003.

     The undersigned, as a holder as of the close of business on March 28, 2003 of either common stock, par value $.01 per share ("Common Stock"), of Marvel Enterprises, Inc., a Delaware corporation (the "Company"), or 8% cumulative convertible exchangeable preferred stock, par value $.01 per share ("8% Preferred Stock"), of the Company, hereby appoints each of Allen S. Lipson and Kenneth P. West with full power of substitution, to vote all shares of Common Stock and 8% Preferred Stock that the undersigned is entitled to vote through the execution of a proxy with respect to the 2003 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m., local time, on May 8, 2003 at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, 10022 or any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed on the reverse side.

     You may revoke this proxy at any time before it is voted by (i) filing a revocation with the Secretary of the Company; (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) attending the Annual Meeting and voting in person.

     A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by the stockholder.

     Returned proxy cards will be voted (1) as specified on the matters listed on the reverse side; (2) FOR approval of each of the proposals listed on the reverse side if no instructions to the contrary are made; and (3) in accordance with the judgment of the persons named as proxies on any other matters that may properly come before the Annual Meeting.

     Print and sign your name on the reverse side exactly as it appears thereon and date this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.



                                    (Continued and to be signed on reverse side)

[X]             Please mark your votes
                as indicated in this
                example.

The Board of Directors recommends that you vote "FOR" all the nominees listed under Item No. 1 and "FOR" Item No. 2.

1.  Election of Directors.      FOR             WITHHOLD AUTHORITY
                            all nominees        for all nominees

                                [_]                     [_]               Nominees: Avi Arad, Lawrence Mittman and Richard L. Solar

For, except vote withheld for the following nominees:

----------------------------------------------------

2.  On the proposal to ratify            FOR            AGAINST         ABSTAIN
    the appointment of Ernst &
    Young LLP as the Company's
    independent accountants for
    the fiscal year ending
    December 31, 2003.

                                        [_]               [_]              [_]


Signature(s):                        Date:                     Signature(s):                      Date:
             -----------------------      --------------------              ---------------------      ------------
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID
ENVELOPE TODAY.